       1                                                  Adopted-July 20, 1993
                                                     Revised-September 15, 1998


                           FIRST WESTERN BANCORP, INC.
                                   BY-LAWS

                                  ARTICLE I

                            Meetings of Shareholders

        Section 1.1 Annual Meeting. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the Corporation located at 101 East Washington Street, New Castle, Pennsylvania 16101 or such other place as the Board of Directors may designate, on such date as the Board of Directors shall designate. Notice of such meeting shall be mailed, postage prepaid, at least ten (10) days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Corporation. If, from any cause, an election of Directors is not made on the designated day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the Annual Meeting.

        Section 1.2 Special Meetings. Special meetings of the shareholders may be called for any purpose at any time by the Board of Directors. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten (10) days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Corporation, a notice stating the purpose of the meeting. Special meetings may also be called by the shareholders of the Corporation in accordance with applicable law.

        Section 1.3 Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the Board of Directors of the Corporation, shall be made in writing and shall be delivered or mailed to the Chairman of the Corporation no later than January 31 for an election to be held at the annual meeting that year and no later than forty-five (45) days prior to any other meeting of shareholders called for the election of

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directors; provided however, that if less than twenty-one (21) days notice of the other meeting is given to shareholders, such nominations shall be mailed or delivered to the Chairman of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principle occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the chairperson of the meeting, be disregarded, and upon the chairperson's instructions, the judges of election shall disregard all votes cast for each such nominee.

        Section 1.4 Judges of Election. Every election of directors shall be managed by three (3) judges, who shall be appointed from among the shareholders by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Secretary of the Corporation a certificate under their hands, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the Chairperson of the meeting, shall act as inspectors of any other vote by ballot taken at such meeting, and shall certify the result thereof.

        Section 1.5 Record Date. The Board of Directors may fix a time prior to the date of any meeting of the shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting. Except in the case of an adjourned meeting, the record date shall be not more than ninety (90) days prior to the date of the meeting of the shareholders. Only shareholders of record on the record date shall be so entitled to notice of, or to vote at, the meeting notwithstanding any transfer of shares on the books of the Corporation after the record date. When a determination of shareholders of record has been made as provided herein for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting. If a record date is not fixed by the Board of
Directors: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held; and (ii) the record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary of the Corporation.


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        Section 1.6  Quorum; Adjournments.  The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at a meeting of the shareholders shall be required in order to constitute a quorum for the purposes of consideration and action on the matter. Adjournments of any meeting of the shareholders may be taken even though a quorum may be present, but any meeting at which directors are to be elected shall be adjourned only for periods not exceeding fifteen (15) days each as the shareholders present and entitled to vote shall direct, until the directors have been elected; and those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for periods of at least fifteen (15) days because of a lack of a quorum, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing directors. Adjournments of any meeting of shareholders may be taken at any point in a meeting whether or not the shareholders have acted on any or all of the matters before the meeting.

        Section 1.7 Action by Shareholders. Except as otherwise required by law or by the Articles of Incorporation of the Corporation or these By-laws, whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a duly organized meeting of the shareholders by the holders of shares entitled to vote thereon. However, unless otherwise provided in a By-law adopted by the shareholders, whenever the By-laws require a specific number or percentage of votes in order for the shareholders to take any action, the provision of the By-laws setting forth that requirement shall not be amended or repealed by any lesser number or percentage of votes. For the purposes of these By-laws, the term "cast" does not include recording the fact of abstention or failing to vote for a candidate or for approval or disapproval of a matter, whether or not the person entitled to vote characterizes the conduct as voting or casting a vote. In an election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

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                              ARTICLE II

                               Directors

        Section 2.1 Board of Directors. Except as otherwise provided by statute, the Articles of Incorporation or a By-law adopted by the shareholders, all powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

        Section 2.2  Number.  The board shall consist of not fewer than five
(5) persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof.

        Section 2.3 Age. No one shall be elected as a director of this Corporation if, at the time of the election, such person has reached his 70th birthday, but a director reaching age 70 may complete his term of office, serving until his successor is duly elected and qualified; provided, however, the foregoing provisions of this section to the contrary notwithstanding, any person who has served this Corporation in the capacity of President and/or Chairperson of the Board of Directors may be elected to a one year term if nominated for such position by the Board.

        Section 2.4 Term. The Board of Directors of the Corporation shall be divided into three (3) classes as nearly equal in number as may be, with the term of office of one class expiring each year; at each succeeding Annual Meeting of shareholders of the Corporation, successors to the class of Directors whose term expires at such Annual Meeting shall be elected for a three year term. The number of Directors shall be so apportioned among the classes so as to maintain the classes as nearly equal in number as possible, and any additional Director of any class shall hold office for a term which shall coincide with the term of such class. The foregoing provisions to the contrary notwithstanding, if, following reaching age 70, a former President and/or Chairperson is elected to the Board after being nominated by the Board for such position, the term of such former President and/or Chairperson shall be one year and such person shall be placed in the class of directors whose term expires at the next annual meeting.

        A Director shall hold office until the Annual Meeting of the shareholders of the Corporation for the year in which his term expires, and until his successor shall be duly elected and qualified, subject, however, to the prior death, resignation, retirement, disqualification or removal from office of a Director. If any vacancy occurs in the Board of Directors of the Corporation caused by death, resignation, retirement, disqualification or removal from office of any Director or otherwise or by an increase in the number of Directors, a majority of the Directors then in office, even if less than a quorum, may choose a successor to fill such vacancy. Normally any Director elected to fill a vacancy should have the same term as that of his predecessor, if any, but a Director elected to fill a vacancy may be elected

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to a different class from his predecessor provided that such Director shall not have a longer term than that of his predecessor.


        Section 2.5 Regular Meetings. The regular meetings of the Board shall be held, without notice, on the third Tuesday of each calendar quarter, such meeting to be at the main office of the Corporation or at such other place as the Board may designate. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next business day unless the Board shall designate another day.

        Section 2.6 Special Meeting. Special meetings of the Board may be called by the Chairperson of the Board or by the President of the Corporation, or by a majority of the Directors. Each member of the Board shall be given written notice of the special meeting as promptly as possible but not less than 24 hours prior to the meeting. Such notice may be by telegram, telefacsimile, letter, or in person, and shall state the date, time and place of the special meeting. Directors may participate in special meetings of the Board through conference telephone or similar equipment whereby each director can hear and communicate with each other director, and the Corporation shall have such equipment available for such purpose.

        Section 2.7 Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board.

        Section 2.8 Directors Fees. Each director who is not a salaried officer of the Corporation or any of its subsidiaries may receive a retainer and/or a fee for attendance at each meeting of the Board, or any committee thereof, in such amount as the Board may, from time to time, determine.

        Section 2.9 Directors Emeritus. The Board may appoint, each year, such number of directors emeritus as the Board may, from time to time, determine. In order to qualify as a director emeritus, a person must have served as a duly elected director and have retired as such duly elected director at age 65 or older. Directors emeritus may, in an advisory capacity, attend the meetings of the Board, and may, as designated by the Board or appointed by the Chairman of the Board, attend meetings of committees of the Board, but such directors emeritus shall not be entitled to vote nor be counted for purposes of determining a quorum. Directors emeritus shall receive the same fees as members of the board and, when serving on committees where a fee is provided, shall be paid such fee during such time of service.


Article II, Secs. 2.3, 2.4 - Rev. 02/21/95 - Article II, Sec.2.5 - Rev. 04/18/95 Article II, Sec.2.6 - Rev. 04/16/96

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                                 ARTICLE III

                           Committees of the Board

        Section 3.1 Policy and Oversight Committee. The Board shall annually elect not fewer than three (3) persons nor more than seven (7) persons to serve on the Policy and Oversight Committee. No director who receives a salary or other significant compensation from the Corporation or from any of its subsidiaries shall serve as a voting member of this Committee. The Committee shall periodically review the compensation and performance of the Chief Executive Officer of the Corporation. Meetings for this purpose shall be called by the Chairperson of the Committee. Meetings of the Committee shall also be called by the Chairperson of the Committee on his own initiative or at the request of the President of the Corporation, the Chairperson of the Board, or by any two (2) directors (whether or not members of the Committee) to address questions regarding shareholder issues, the implementation of board policy, corporate governance issues or reviewing alternative corporate initiatives if such questions need further investigation or otherwise are not ripe for discussion by the full board.
A majority of the Committee shall constitute a quorum. The Committee shall choose its own Chairperson.

        Section 3.2 Audit Committee. There shall be an Audit Committee composed entirely of outside Directors of the Corporation and its lending subsidiaries. The Audit Committee shall, upon the concurrence of the Boards of Directors of the Corporation's lending subsidiaries, be a combined Audit Committee serving the Corporation and such lending subsidiaries.

        Section 3.3 Compensation Committee. There shall be a Compensation Committee of the Board none of whose members shall be an employee of First Western or of any subsidiary of First Western nor eligible to participate in First Western's Incentive Stock Option Plan for Key Officers. The Compensation Committee shall serve at the pleasure of the Board and shall review and set the compensation for all executive officers and shall review and pass on all contracts for services with persons serving as members of the Board of First Western or of any of its subsidiaries. The Compensation Committee may also review all benefit programs sponsored by First Western and/or any of its subsidiaries to determine the adequacy thereof and shall recommend to the Board any changes, additions or deletions that it feels are appropriate for the corporation and its employees. The Compensation Committee shall perform such other duties as may be delegated to it by the Board. The Compensation Committee shall report its actions in writing to the Board. Meetings of the Compensation Committee may be called at any time by its Chairperson, by the Chairperson of the Board of Directors or by the President of the Corporation (even if not a member of the Compensation Committee) or by any other member or members authorized by the Compensation Committee to call such meetings, and such meetings shall be held at such time and place as may be designated by the person or persons calling the meeting provided if such meeting place is not at First Western's headquarters, it not be

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inconvenient to any member.  Three (3) members of the Compensation
Committee shall constitute a quorum. The Compensation Committee may adopt its own rules of procedure.

        Section 3.4 Other Committees. The Board may appoint, from time to time, such other committees for such purposes and with such powers as the Board may determine; provided, however, that no committee may authorize distributions of assets or dividends; approve actions required to be approved by the shareholders; fill vacancies in the Board or any of its committees; amend the Articles of Corporation; or adopt, amend or repeal these By-laws.

        Section 3.5 Fees. Each member of any committee who does not receive a salary from the Corporation or any of its subsidiaries shall be entitled to receive for each committee meeting which he shall attend such fee as the Board shall, from time to time, determine, or such retainer or annual fee, in lieu of a meeting fee or in combination therewith, as the Board may determine.
Art. III-Rev 05/17/94  Art. III Sec.3.1 Rev. 04/16/96 Art.111 Sec.3.3
Rev. 9/15/98

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                                  ARTICLE IV

                             Officers and Employees

        Section 4.1 Chairperson and Vice Chairperson of the Board. The Board shall appoint one of its member to be Chairperson of the Board to serve at the pleasure of the Board. The Chairperson shall be the Chief Executive Officer of the Corporation and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of the Chief Executive Officer, or imposed by these By-laws. Such person shall preside at all meetings of the Board. The Board may also designate a member to be Vice Chairperson. The Vice Chairperson, if any, shall preside at all meetings of the Board in the absence of the Chairperson. The Vice Chairperson, if any, shall have such other duties as assigned by the Chief Executive Officer of the Corporation or by the Board.

        Section 4.2 President. The Board shall appoint a President of the Corporation. In the absence of the Chairperson, and any Vice Chairperson, the President shall preside at any meeting of the Board. The President may exercise such powers and duties as from time to time may be conferred, or assigned by the Chief Executive Officer of the Corporation or by the Board.

        Section 4.3 Executive Vice Presidents and Senior Vice Presidents. The Board may appoint one or more Executive Vice Presidents and/or Senior Vice Presidents who shall have such powers and duties as may be assigned by the Board or by the Chief Executive Officer.

        Section 4.4 Secretary. The Board shall appoint a Secretary of the board and of the Corporation, and who shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these By-laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Corporation; shall provide for the keeping of proper records of all transactions of the Corporation; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Secretary, or imposed by these By-laws; and shall also perform such other duties as may be assigned from time to time, by the Board or by the Chief Executive Officer.

        Section 4.5 Treasurer. The Board shall appoint a Treasurer who shall have custody of the Corporation's funds and securities, keep full and accurate accounts of the receipts and disbursements of the Corporation in books belonging to the Corporation, shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall also have such other powers and perform such other duties as are incident to the office of the treasurer of a corporation or as shall be prescribed from time to time by, or pursuant to authority delegated by, the Board of Directors.


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        Section 4.6  Other Officers.  The Chief Executive Officer may appoint one or more Vice Presidents, Assistant Vice Presidents, Assistant
Secretaries and Assistant Treasurers, and other officers and attorneys-in-fact, and/or remove the same from office, as from time to time may appear to the Chief Executive Officer to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Chief Executive Officer.

        Section 4.7 Tenure of Office. The Chairperson and all other Executive Officers (those officers appointed by the Board) shall hold office until the next annual meeting of the Board, unless any such executive officer shall resign, is disqualified, or is removed by the Board; and any vacancy occurring in the office of Chairperson shall be filled promptly by the Board. All officers other than Executive Officers shall hold office at the pleasure of the Chief Executive Officer.


Art. IV -Sec.4.1, 4.2, 4.3, 4.4, 4.6,4.7 Rev. 9/15/98

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                                 ARTICLE V

                        Stock and Stock Certificates

        Section 5.1 Transfers. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all
transfers of stock shall be recorded.   Every person becoming a shareholder
by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

        Section 5.2 Stock Certificates. Certificates of stock shall bear the manual or facsimile signature of the Chairman, any Vice Chairman, the President, any Executive Vice President or any Senior Vice President, and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, and the seal of the Corporation shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Corporation properly endorsed.

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                                  ARTICLE VI

                              Directors' Liability

        Section 6.1 Directors' Personal Liability. A director of the Corporation shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action; provided, however, that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or limitation of liability is expressly prohibited by Section 1713 of the Pennsylvania Business Corporation Law of 1988 or any successor statute as in effect at the time of the alleged action or failure to take action by such director.

        Section 6.2 Preservation of Rights. Any repeal or modification of this Article shall not adversely affect any right or protection existing at the time of such repeal or modification to which any director or former director may be entitled under this Article. The rights conferred by this Article shall continue as to any person who has ceased to be a director of the Corporation and shall inure to the benefit of the heirs and personal representatives of such person.







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                                  ARTICLE VII

                                Indemnification

        Section 7.1 Mandatory Indemnification of Directors and Officers. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law (including but not limited to the indemnification provided by Chapter 17, Subchapter D, of the Pennsylvania Business Corporation Law of 1988), each director or officer (including each former director or officer) of the Corporation who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding.

        Section 7.2 Mandatory Advancement of Expenses to Directors and Officers. The Corporation shall pay all expenses (including attorneys' fees and disbursements) incurred by a director or officer (including a former director or officer) referred to in Section 7.1 hereof in defending or appearing as a witness in any action or proceeding described in Section
7.1 hereof in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the corporation as provided in Section 7.4 hereof.

        Section 7.3 Permissive Indemnification and Advancement of Expenses. The Corporation may, as determined by the Board from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is made a party to or a witness in or is threatened to be made a party to or a witness in, or was or is otherwise involved in, any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an authorized representative of the Corporation, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding. The Corporation may, as determined by the Board from time to time, pay expenses incurred by any such person by reason of his or her participation in an action or proceeding referred to in this Section 7.3 in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as provided in Section 7.4 hereof.

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        Section 7.4  Scope of Indemnification.  Indemnification under this
Article shall not be made by the Corporation in any case where a court determines that the alleged act or failure to act giving rise to the claim for indemnification is expressly prohibited by Chapter 17, Subchapter D, of the Pennsylvania Business Corporation Law of 1988 or any successor statute as in effect at the time of such alleged action or failure to take action.

        Section 7.5 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was an authorized representative of the Corporation, against any liability asserted against or incurred by such person in any such capacity, or arising out of the status of such person as such, whether or not the Corporation would have the power to indemnify such person against any liability under the provisions of this Article.

        Section 7.6 Funding to Meet Indemnification Obligations. The Board, without approval of the shareholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article. The Corporation may, in lieu of or in addition to the purchase and maintenance of insurance referred to in
Section 7.5 hereof, establish and maintain a fund of any nature or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article or otherwise.

        Section 7.7 Miscellaneous. Each director, officer or other authorized representative of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, statue or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs and personal representatives of such person. Indemnification and advancement of expenses under this Article shall be provided whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation.


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        Section 7.8  Definition of Corporation.  For purposes of this Article, references to "the Corporation" shall include all constituent associations absorbed in a consolidation, merger or division, as well as the surviving or new associations surviving or resulting therefrom, so that (i) any person who is or was an authorized representative of a constituent, surviving or new association shall stand in the same position under the provisions of this Article with respect to the surviving or new association as such person would if he or she had served the surviving or new association in the same capacity and (ii) any person who is or was an authorized representative of the Corporation shall stand in the same position under the provisions of this Article with respect to the surviving or new association as such person would with respect to the Corporation if its separate existence had continued.

        Section 7.9 Definition of Authorized Representative. For the purposes of this Article, the term "authorized representative" shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another association, corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

        Section 7.10 Repeal or Modification. Any repeal or modification of this Article shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article.

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                                ARTICLE VIII

                               Corporate Seal

        Section 8.1 Corporate Seal.The Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary or any Assistant Secretary, the Treasurer or any Assistant Treasurer, or any other officer thereunto designated by the Board or by the President, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:


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
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                                 ARTICLE IX

                          Miscellaneous Provisions

        Section 9.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

        Section 9.2 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Corporation by the Chairman, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President or Assistant Vice President, the Secretary or any Assistant Secretary, or the Treasurer or any Assistant Treasurer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Corporation in such manner and by such other officers as the Board may from time to time direct. The provision of this Section 9.2 are supplementary to any other provision of these By-laws.

        Section 9.3 Records. The Articles of Incorporation, the By-Laws, and the proceedings of all meetings of the shareholders, the Board, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, or by such other officer appointed to act as Secretary of the meeting.

        Section 9.4 Control-Share Acquisitions. The provisions of Subchapter G of Chapter 25 of Title 15 Pa.C.S. (15 Pa.C.S. Sections 2561-2567) as amended by Act No. 1990-36 (regarding Control-share Acquisitions) shall not be applicable to this Corporation. (Originally adopted July 16, 1990.)

        Section 9.5 Disgorgement by Certain Controlling Shareholders. The provisions of Subchapter H of Chapter 25 of Title 15 Pa.C.S. (15 Pa.C.S. Sections 2571-2575) as amended by Act No. 1990-36 (regarding Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control) shall not be applicable to this Corporation. (Originally adopted July 16, 1990.)

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

                                  ARTICLE X

                                   By-Laws

        Section 10.1 Inspection. A copy of the By-laws, with all amendments thereto, shall at all times be kept in a convenient place at the main office of the Corporation, and shall be open for inspection to all shareholders during business hours.

        Section 10.2 Amendments. The By-laws may be amended, modified or repealed at any regular meeting of the Board by a vote of a majority of the whole number of the Directors, provided at least ten (10) days written notice of the proposed amendment has been given to each director prior to the meeting. The By-laws may be amended, modified or repealed by the shareholders of the Corporation in accordance with applicable law.

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